EXHIBIT 23.1













                       CONSENT OF KELLEY DRYE & WARREN LLP


            We  hereby  consent  to  the   incorporation  by  reference  in  the
Registration Statement of Viatel, Inc. (the "Company") on Form S-8, filed herewith, of our opinion regarding the legality of the Company's Common Stock, $.01 par value per share, which appears as an exhibit to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on October 31, 1996 (Registration No. 333-15155). In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                       Kelley Drye & Warren LLP

Stamford, Connecticut
November 22, 1996